Exhibit 10.153

MTI MICROFUEL CELLS INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of __________, 2008 by and among MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”) and each of the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell and the Purchasers desire to purchase secured convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (each, a “Note” and together, the “Notes”), which shall be convertible on the terms stated therein into equity securities of the Company, and a Warrant (each, a “Warrant”) in substantially the form attached to this Agreement as Exhibit C. The Notes, the Warrants and the equity securities issuable upon conversion or exercise thereof, as applicable (and the securities issuable upon conversion of such equity securities), are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Purchase and Sale of Notes.

(a)       Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser (i) a Note in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement; and (ii) a Warrant. The purchase price of each Note shall be equal to 100% of the principal amount of such Note and the exercise price of each Warrant is as set forth in the Warrant. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales.

(b)	Closing; Delivery.

(i)        The purchase and sale of the Notes and Warrants shall take place at the offices of the Company at 2:00 p.m., on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “First Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified herein; provided, however, that at least an aggregate of $500,000 in cash consideration must be received and closed upon by the Company on the First Closing date (excluding Exchanged Principal, as defined below).

(ii)      At each Closing, the Company shall deliver to each Purchaser the Note and a Warrant to be purchased by such Purchaser against: (1) payment of the principal amount of such Note, in the amount set forth next to such Purchaser’s name on Exhibit A, by (a) a check payable to the order of the Company drawn on a U.S. bank, (b) wire transfer of immediately available funds to an account designated by the Company or (c) the surrender of promissory notes or other instruments representing indebtedness of the Company to the Purchaser, the principal amounts of which shall be exchanged dollar-for-dollar for principal amount outstanding under such Purchaser's Note (“Exchanged Principal”); (2) delivery of counterpart signature pages to this Agreement, the Note and the Warrant; (3) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax, which forms are attached to this Agreement as Exhibit D; and (4) delivery of a validly completed and executed Certificate of Accredited Investor Status, establishing such Purchaser’s status as an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in the form is attached to this Agreement as Exhibit E (an “Investor Certification”).

(iii)      Until the earlier of (a) such time as the aggregate amount of principal indebtedness subject to the terms of this Agreement equals a total of $2,200,000, or such higher amount as approved by the Company’s Board of Directors, or (b) thirty (30) days following the First Closing, the Company may sell additional Notes and Warrants to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Notes and Warrants. All such sales shall be made on the terms and conditions set forth in this Agreement. Effective upon delivery to the Company of the items (1) through (4) listed in Section 1(b)(ii) above by such persons or entities, any notes and warrants sold pursuant to this Section 1(b) shall be deemed to be “Notes” and “Warrants,” respectively, for all purposes under this Agreement, and any purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.	Additional Provisions.

(a)       Stock Purchase Agreement. Each Purchaser understands and agrees that the conversion of the Notes into, and exercise of the Warrants for, equity securities of the Company may require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co-sale and voting rights, if any, relating to such equity securities.

(b)       Security Interest. The indebtedness represented by the Notes shall be secured by all of the assets of the Company in accordance with the provisions of a security agreement among the Company and the Purchasers in the form attached to this Agreement as Exhibit F (the “Security Agreement”).

3.        Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a)       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)       Authorization. This Agreement, the Notes and the Warrants have been duly authorized by the Board of Directors of the Company; however, (A) the Company has not obtained the necessary corporate approval for the authorization of any new series of Preferred Stock into which the Notes may be convertible or Warrants may be exercisable in accordance with their terms; and (B) a sufficient number of shares of any new series of Preferred Stock has not been authorized under the Company’s Certificate of Incorporation to provide for the issuance of such shares upon conversion or exercise (as applicable) of the Notes and Warrants. The Agreement, the Notes, and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.        Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a)       Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)       Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)       Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

(d)       Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)       No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(f)        Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)        “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)      Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g)       Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h)       Legal Advice. The Purchaser has had the opportunity to consult with his, her or its counsel regarding the matters relevant to this Agreement and the transactions contemplated hereby.

(i)        Corporate Approvals. Purchaser acknowledges that the Company has not authorized the securities to be issued upon conversion of the Notes or exercise of the Warrants, which authorization is subject to Board and stockholder approval.

(j)        Foreign Investors. If a Purchaser is not a United States person or entity (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (A) the legal requirements within its jurisdiction for the purchase of the Securities; (B) any foreign exchange restrictions applicable to such purchase; (C) any governmental or other consents that may need to be obtained; and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

5.         Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

(b)       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective on or following the First Closing.

(c)       Minimum First Closing Investment Amount. The First Closing shall include the issuance of Notes with an aggregate principal amount of at least $500,000, excluding Notes issued upon surrender of Exchanged Principal.

(d)       Security Agreement. The Company and the Purchasers shall have executed the Security Agreement.

6.        Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c)       Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.

(d)       Delivery of Investor Certification. Each Purchaser shall have completed and delivered to the Company a validly executed Investor Certification establishing such Purchaser’s status as an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.	Lock-up Agreement.

(a)       Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)       Limitations. The obligations described in Section 7(a) shall apply only if all officers and directors of the Company and shareholders holding at least 1% of the Company’s outstanding Common Stock enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)       Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Purchaser (and the securities of every other person or entity subject to the restrictions in Section 7(a)).

(d)       Transferees Bound. Each Purchaser agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 7.

8.	Miscellaneous.

(a)       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c)       Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier three days after deposit with such courier, by facsimile (upon customary confirmation of receipt) or sent electronically (upon customary confirmation of receipt), addressed to the party to be notified at such party’s address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and if to the Company.

(f)        Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g)       Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and holders of at least a majority in interest of the Notes; provided, however, the aggregate amount of principal indebtedness subject to the terms of this Agreement as set forth under Section 1(b)(iii) hereof may be increased unilaterally by the Company upon approval of its Board of Directors. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h)       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)        Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j)        Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(k)       Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to the Note.

(l)        Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in case of mutilation), the Company will make and deliver to Purchaser in lieu of such Note a new Note of like tenor.

(m)      Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF DELAWARE AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE DELAWARE CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Pages Follow]

The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

MTI MICROFUEL CELLS INC.

Peng K. Lim

Chief Executive Officer

Address:

SIGNATURE PAGE TO MTI MICROFUEL CELLS INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT IMS_FOOTERDIVEND

The parties have executed this Convertible Note Purchase and Warrant Agreement as of the date first written above.

PURCHASER:

Print Name of Purchaser

Signature

Print Name and Title of Signatory (if entity)

Address:

E-mail:

SIGNATURE PAGE TO MTI MICROFUEL CELLS INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT IMS_FOOTERDIVEND

EXHIBIT A

SCHEDULE OF PURCHASERS

First Closing:	_______________

Name and Address of Purchaser	Original Principal Amount of Note

EXHIBIT B

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

MTI MICROFUEL CELLS INC.

SECURED CONVERTIBLE PROMISSORY NOTE

«Principal»	«Date»
Albany, New York

For value received, MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”), promises to pay to «Holder» (the “Holder”), the principal sum of «Principal». Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 10.0% per annum, compounded annually. This Note is one of a series of Secured Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated _________ __, 2008 (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.

1.         Maturity. Unless converted as provided in Section 2 below, all unpaid principal and accrued interest under this Note shall be due and payable upon demand by the Holder at any time on or after March 31, 2009 (the “Maturity Date”), except as otherwise provided hereunder. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.	Conversion.
(a)	Investment by the Holder.

(i)        The entire principal amount of and (at the Company’s option) accrued but unpaid interest on this Note will automatically convert into shares of the Company’s preferred stock (the “Next Equity Preferred”) issued and sold in the Company’s next equity financing in a single or a series of related transactions yielding gross proceeds to the Company of at least $3,500,000 (including conversion, in whole or in part, of any Notes) (the “Next Equity

Financing”). The number of shares of Next Equity Preferred to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the entire principal amount of this Note plus (if applicable) accrued but unpaid interest, by (b) the price per share of the Next Equity Preferred, rounded down to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

(ii)       If the Next Equity Financing does not occur on or before the Maturity Date, all principal and (at the Company’s option) accrued interest outstanding under all of the Notes shall be converted into equity securities of the Company (“Equity Securities”) based upon a Company valuation and on such terms to be agreed upon by the Company and the holders of a majority in interest of the Notes within thirty (30) days following the Maturity Date, which valuation and terms shall be negotiated in good faith by the Company and a majority in interest of the Notes (a “Negotiated Conversion”). If the Company and holders of a majority in interest of the Notes cannot agree upon the valuation and terms of a Negotiated Conversion, and fail to consummate such Negotiated Conversion within thirty (30) days following the Maturity Date, then all principal and accrued interest outstanding under the Notes shall be due and payable upon demand by the Holders at any time thereafter.

(iii)      Notwithstanding the above, in the event a Change of Control (as defined below) is consummated prior to the Next Equity Financing, a Negotiated Conversion, or the repayment in full of all principal and accrued interest under the Notes, then the Notes shall become immediately due and payable in an amount equal to 125% of the principal amount of the Note(s) and 100% of the accrued interest outstanding thereon, payment of which shall be in full satisfaction of the Note(s) and shall be made within thirty (30) days following the consummation of such Change of Control.

(iv)      The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

(b)       Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(c)       Payment of Interest. Upon conversion of the principal amount of this Note into the Company’s Next Equity Preferred or Equity Securities, as applicable, any interest accrued on this Note that is not by reason of Section 2(a) hereof simultaneously converted into Next Equity Preferred or Equity Securities, as applicable, shall be immediately paid to the Holder.

3.         Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

4.         Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the appropriate principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5.         Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6.         Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

7.         Security Interest. This Note is secured by all of the assets of the Company in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Company and the Holder. In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

8.         Company Covenant. For so long as this Note is outstanding, the Company shall not, without written consent of at least a majority in interest of the Holders, sell or transfer any accounts, inventory, equipment, general intangibles (to include all intellectual property including without limitation: patents, patent applications, copyrights, trademarks and trade names), documents, instruments, chattel paper, deposit accounts, and all proceeds of the foregoing, except for: (i) the payment on accounts payable in the ordinary course of the Company’s operations;

(ii)  the sale of finished inventory and the non-exclusive licenses of intellectual property in the ordinary course of the Company’s business; (iii) the sale of obsolete or unneeded equipment in the ordinary course of business; (iv) cash and equipment to the Company’s subsidiaries necessary for their operations; and (v) the repayment of accrued interest and/or principal under the Notes.

9.         Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

10.       Counterparts. This Note may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

[Signature Page Follows]

This Secured Convertible Promissory Note was executed as of the date first above written.

COMPANY:

MTI MICROFUEL CELLS INC.

Peng K. Lim

Chief Executive Officer

Address:

AGREED TO AND ACCEPTED:

HOLDER:

"HOLDER"

Signature

Print Name and Title of Signatory (if entity)

Address:

EXHIBIT C

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. «WarrantNo.»
Date of Issuance: «Date»

MTI MICROFUEL CELLS INC.

Warrant

MTI MicroFuel Cells Inc. (the “Company”), for value received, hereby certifies that «Holder», or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below) shares of capital stock of the Company at an exercise price per share as set forth herein. This Warrant is one of a series of Warrants containing substantially identical terms and conditions issued pursuant to that certain Convertible Note and Warrant Purchase Agreement dated ________ __, 2008 (the “Purchase Agreement”). This Warrant is issued pursuant to, and is subject to the terms and conditions of, the Purchase Agreement.

The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Stock”.

1.        Number and Type of Shares; Purchase Price. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant, to purchase from the Company the following: in the event the Company (i) issues or sells preferred stock (“Next Equity Preferred”) in a Next Equity Financing (as defined in the Note(s) issued to the Holder pursuant to the Purchase Agreement), or (ii) issues equity securities (“Equity Securities”) in a Negotiated Conversion (as defined in the Note(s) issued to the Holder pursuant to the Purchase Agreement), the Holder is entitled to exercise this Warrant for a number of shares of such Next Equity Preferred or Equity Securities issued in the earlier to occur of the Next Equity Financing or a Negotiated Conversion, as applicable, equal to (x) 10% of the original principal amount of the Note(s) issued to the Holder pursuant to the Purchase Agreement, divided by (y) the purchase or conversion price per share of the Next Equity Preferred or Equity Securities, as applicable, issuable upon conversion of the Note(s) (the “Purchase Price”), rounded down to the nearest whole share, at a per share purchase price equal to the Purchase Price per share of such Next Equity Preferred or Equity Securities, as applicable, issued therein.

2.       Exercise.

(a)       Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.

(b)       Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)	Net Issue Exercise.

(i)        In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or such Holder’s duly authorized attorney, in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y (A - B)
A

Where:	X =	The number of shares of Warrant Stock to be issued to the Holder.
Y =	The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).
A =	The fair market value of one share of Warrant Stock (at the date of such calculation).
B =	The Purchase Price (as adjusted to the date of such calculation).

(ii)      For purposes of this Section 2(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(A)      if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the product of (x) the initial “Price to Public” per share specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

(B)        if (A) is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 6 below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d)       Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)        a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled; and

(ii)      in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 2(a) or 2(c) above.

3.	Adjustments.

(a)       Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment; by (ii) the Purchase Price in effect immediately after such adjustment.

(b)       Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3; provided, however, that the operation of this Section 3(b) shall not effect the termination of this Warrant upon a Change of Control (as defined in Section 6 below) pursuant to Section 6 below.

(c)       Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment; (ii) the Purchase Price after such adjustment; and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

4.	Transfers.

(a)       Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock of the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect; or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)       Transferability. The Holder may not assign, pledge, or otherwise transfer this Warrant without the prior written consent of the Company. Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new warrant in substantially the form hereof will be issued to, and registered in the name of, the transferee.

(c)       Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.        No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.        Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall automatically terminate upon the earliest to occur of the following (the “Expiration Date”): (a) _________ __, 2013; (b) immediately prior to a Change of Control; (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act; or (d) the date that is thirty (30) days following the Maturity Date of the Note(s) issued to the Holder contemporaneously with the issuance of this Warrant in the event the Next Financing does not occur prior to the Maturity Date of such Note(s) and a Negotiated Conversion does not occur within thirty (30) days following the Maturity Date of such Note(s).

The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

7.	Notices of Certain Transactions. In case:

(a)       the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company;

(c)       of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d)	of any redemption of the Common Stock or Preferred Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.        Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.        Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.      Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.      Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, three days after deposit with an overnight delivery service, or confirmed facsimile, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company; and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.      No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.      No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.      Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the Warrant Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Holder; provided, however, that any amendment hereof that would materially adversely affect the Holder in a manner different from the holders of the remaining warrants issued pursuant to the Purchase Agreement shall also require the consent of Holder.

15.      Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17.      Counterparts. This Warrant may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

[Signature Page Follows]

This Warrant was executed as of the date first above written.

COMPANY:

MTI MICROFUEL CELLS INC.

Peng K. Lim

Chief Executive Officer

Address:

AGREED TO AND ACCEPTED:

HOLDER:

"HOLDER"

Signature

Print Name and Title of Signatory (if entity)

Address:

SIGNATURE PAGE TO WARRANT IMS_FOOTERDIVEND

EXHIBIT A

PURCHASE/EXERCISE FORM

To:     MTI MICROFUEL CELLS INC.Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. _______, hereby irrevocably elects to (i) purchase __________ shares of the _________ Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or (ii) exercise such Warrant for __________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 4 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term “Purchaser” shall refer to the undersigned and the term “Securities” shall refer to the Warrant Stock and the Common Stock of the Company issuable upon conversion of the Warrant Stock, if applicable.

The undersigned further acknowledges that it has reviewed the lock-up agreement set forth in Section 7 of the Purchase Agreement, and agrees to be bound by such provisions.

Print Name of Holder

Signature

Print Name and Title of Signatory (if entity)

EXHIBIT D

IRS FORM W-8 BEN AND W-9

EXHIBIT E

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the line below indicating the basis on which he is representing his status as an “accredited investor”:

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____     a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____     an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____     a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000;

____     a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____     a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

____     an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

____	an individual who is a director or executive officer of MTI MicroFuel Cells Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of __________________, 2008.

Signature of Purchaser

Name of Purchaser

EXHIBIT F

SECURITY AGREEMENT

MTI MICROFUEL CELLS INC.

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made as of _____________, 2008 by and between MTI MicroFuel Cells Inc., a Delaware corporation (the “Debtor”), in favor of each of the Parties listed on Exhibit A hereto (each a “Secured Party,” and collectively, the “Secured Parties”).

RECITALS

The Debtor and the Secured Parties are parties to a Secured Convertible Promissory Note and Warrant Purchase Agreement of even date with this Agreement (the “Purchase Agreement”) pursuant to which the Secured Parties shall purchase the Notes (as defined in the Purchase Agreement) from the Debtor. The parties intend that the Debtor’s obligations to repay the Note be secured by all of the assets of the Debtor.

AGREEMENT

In consideration of the purchase of the Notes by the Secured Parties and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees with the Secured Parties as follows:

1.	Grant of Security Interest.

(a)       To secure the Debtor’s full and timely performance of the Obligations, the Debtor hereby grants to the Secured Parties a continuing Lien on and security interest (the “Security Interest”) in, all of the Debtor’s right, title and interest in and to all of its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash; (i) all other Goods of the Debtor; (j) all Intellectual Property; and (k) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”). The Security Interest shall be a first and prior interest in all of the Collateral.

(b)       The following terms shall have the following meanings for purposes of this Agreement:

“Account” means any “Account,” as such term is defined in the UCC now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Debtor whether or not arising out of goods or software sold or services rendered by the Debtor or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor and all of the Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor’s rights to any goods represented by any of the foregoing, and all monies due or to become due to the Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of the Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which the Debtor now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “Chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Commercial Tort Claim” shall have the meaning given to that term in Section 2(e) of this Agreement.

“Deposit Accounts” means any “Deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Documents” means any “Documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Electronic Chattel Paper” means any “Electronic chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Equipment” means any “Equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires interest.

“Fixtures” means any “Fixtures,” as such term is defined in the UCC, together with all right, title and interest of the Debtor in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“General Intangible” means any “General intangible,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that the Debtor may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts, but shall not include any Intellectual Property (including the right to receive all proceeds and damages therefrom), rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “Goods,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Instruments” means any “Instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, inventions, patents, patent licenses, trademarks, trademark licenses and trade secrets (including customer lists), domain names, Web sites and know-how.

“Inventory” means any “Inventory,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Debtor or is held by others for the Debtor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “Investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Letter of Credit Right” means any “Letter of credit right,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Debtor to the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Purchase Agreement and the Notes, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Debtor or payable by the Debtor thereunder.

“Permitted Liens” shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (b) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue more than 45 days or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (c) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, (d) zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Debtor, (e) banker’s Liens and similar Liens (including set-off rights) in respect of bank deposits, (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of the Debtor’s business, (g) Liens on the property or assets of any subsidiary of the Debtor in favor of the Debtor, (h) purchase money Liens that will be discharged upon the Debtor’s payment of the purchase price for the applicable property, to the extent such Liens relate solely to the property so purchased, and (i) other Liens, provided that the aggregate amount of indebtedness secured by such other Liens does not exceed $100,000 at any time.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “Proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of the Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of the Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligation” means any “Supporting obligation,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Parties’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meaning given to those terms in the Purchase Agreement, and terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

2.	Agreement Among the Secured Parties.

(a)       Payment Pro Rata. Payment to the Secured Parties under the Notes shall be made in proportion to the principal and accrued interest then outstanding on any such date of payment to each, until such obligations are paid or retired in full.

(b)       Sharing of Payments. If any Secured Party shall at any time receive any payment of principal, interest or other charge arising under a Note, other than payments made on the same date to all Secured Parties, such Secured Party shall share such payment or payments ratably with the other Secured Parties as to maintain as near as possible the unpaid balance of the loans pro rata according to the Secured Parties’ aggregate proportionate interests.

(c)       Sharing of Collateral. Upon the occurrence of any Event of Default, as defined in Section 5, and if the Secured Parties proceed to exercise any rights with respect to the Collateral, the Secured Parties shall share the Collateral and the proceeds of such Collateral ratably, without priority of one over the other.

(d)       Appointment of Agent. The Secured Parties agree that Secured Parties holding a majority in interest of the principal amount of Notes outstanding may act together as the agent of all Secured Parties to execute and deliver in their names such instruments, documents, statements and amendments thereto as may be necessary or appropriate to perfect or continue the perfection of the security interest granted in this Agreement.

(e)       Enforcement. Enforcement of the Secured Parties’ rights hereunder shall be taken by Secured Parties holding a majority in interest of the principal amount of Notes outstanding acting together as the agent for all of the Secured Parties. The action of such percentage taken in accordance with the preceding sentence, shall in each case bind all the Secured Parties. Each of the Secured Parties agrees that any Secured Party acting under Sections 2(d) and 2(e) shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Parties hereunder.

3.         Representations and Warranties. The Debtor hereby represents and warrants to the Secured Parties that:

(a)       Ownership of Collateral. The Debtor is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Debtor acquires rights in the Collateral, will be the legal and beneficial owner thereof). Except for the Security Interest granted to the Secured Parties pursuant to this Agreement, the Debtor has rights in or the power to transfer the Collateral free and clear of any adverse Lien, security interest or encumbrance except as created by this Security Interest, except for Permitted Liens. No financing statements covering any Collateral or any proceeds thereof are on file in any public office (other than filings listing the Secured Parties as the secured party).

(b)       Valid Security Interest. The Security Interest granted pursuant to this Agreement will constitute a valid and continuing first priority security interest in favor of the Secured Parties in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or United States Patent and Trademark Office. Such Security Interest will be prior to all other Liens on the Collateral, except for Permitted Liens.

(c)       Organization and Good Standing. The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Delaware.

(d)       Location, State of Organization and Name of the Debtor. The Debtor’s state of organization is Delaware and the Debtor’s exact legal name as it appears in the official filings in the State of Delaware is as set forth in the first paragraph of this Agreement. The Debtor has only one jurisdiction of organization.

(e)	Reserved.

(f)        Location of Equipment and Inventory. All Equipment and Inventory are (i) located at the locations indicated on Schedule A (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to the Debtor upon receipt. Except for Equipment and Inventory referred to in clauses (ii) and (iii) of the preceding sentence, the Debtor has exclusive possession and control of the Inventory and Equipment.

(g)       Delivery of Items. Schedule B lists all Instruments (other than checks received in the ordinary course of business), letter-of-credit rights, Electronic Chattel paper and Chattel Paper of the Debtor as of the date hereof. The Debtor has delivered to one or more of the Secured Parties, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and Chattel Paper and the originals of all certificated securities owned directly by the Debtor.

(h)       Receivables. To the best of the Debtor’s knowledge, Receivable is genuine and enforceable against the party obligated to pay the same (an “Account Debtor”) free from any right of rescission, defense, setoff or discount.

(i)        Insurance. Each insurance policy maintained by the Debtor is validly existing and is in full force and effect. The Debtor is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any material provision of any such insurance policy.

(j)        This Agreement is effective to create a valid and continuing Lien upon the Collateral. All action by the Debtor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

4.         Covenants. The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations are paid in full:

(a)       Other Liens. Except for the Security Interest and Permitted Liens, the Debtor has rights in or the power to transfer the Collateral and its title and will be able to do so hereafter free from any adverse Lien, security interest or encumbrance, and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(b)       Further Documentation. At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Debtor, the Debtor will promptly and duly authenticate and deliver such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby. The Debtor also hereby authorizes the Secured Parties to file any such financing, amendment or continuation statement without the authentication of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing in any jurisdiction.

(c)       Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Parties against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (“Liabilities”): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. However, the Debtor shall have no obligation hereunder to indemnify or hold harmless any Secured Party for any Liabilities that have arisen as a result of such Secured Party’s willful misconduct or gross negligence.

(d)       Maintenance of Records. The Debtor will keep and maintain at its own expense complete and satisfactory, in all material respects, records of the Collateral.

(e)       Inspection Rights. The Secured Parties shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral. The Secured Parties or their respective representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Parties, at the Debtor’s reasonable expense, such clerical and other assistance as the Secured Parties may reasonably request with regard to the exercise of their respective rights pursuant to this paragraph.

(f)        Compliance with Laws, etc. The Debtor (i) will comply with all laws, rules, regulations and orders of any governmental authority applicable to any material portion of the Collateral or to the operation of the Debtor’s business, the failure of which to comply with will have a material adverse effect on the Debtor, and (ii) shall not use or permit any Collateral to be used in violation of any provision of the Purchase Agreement and the Notes, any law, rule or obligation or order of any governmental authority, or any policy of insurance covering any material portion of the Collateral; provided, however, that in each case, the Debtor may contest any such law, rule, regulation or order; in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect in any material manner the Secured Parties’ rights or the priority of its Liens on the Collateral.

(g)       Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any its income or profits derived from the Collateral, as well as all claims of any kind

(including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral.

(h)       Limitation on Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest and Permitted Liens, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all other persons.

(i)        Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease, or otherwise dispose of any material portion of the Collateral, or attempt, offer or contract to do so other than dispositions of Inventory in the ordinary course of the Debtor’s business; provided, however that the Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith.

(j)        Further Identification of Collateral. The Debtor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request.

(k)       Notice of Change of State of Incorporation. Without 30 days’ prior written notice to the Secured Parties, the Debtor shall not (i) change the Debtor’s name, state of incorporation or organization, organizational identification number or place of business (or, if the Debtor has more than one place of business, its chief executive office), or the office in which the Debtor’s records relating to Receivables are kept, (ii) keep Collateral consisting of Chattel Paper and documents at any location other than its chief executive office set forth on Schedule B, or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth in Schedule A.

(l)        Future Commercial Tort Claims. The Debtor will promptly give notice to the Secured Parties upon the initiation of any Commercial Tort Claim. The Debtor hereby authorizes the Secured Parties to amend this Agreement (without any further action or consent from the Debtor) to include any such Commercial Tort Claim as Collateral hereunder.

(m)      Collection of Receivables. The Debtor shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by the Secured Parties.

(n)       Insurance. The Debtor shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Agreement in its lines of business, including fire, public liability, property damage and worker’s compensation, such insurance to be carried with companies and in amounts satisfactory to the Secured Parties, (ii) deliver to the Secured Parties from time to time, as the Secured Parties may request, schedules setting forth all insurance then in effect, and (iii) deliver to the Secured Parties copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least 15 days prior to the expiration of such policy. The Secured Parties shall be named as additional insures or additional loss payees, as appropriate, on all liability and property insurance of the Debtor and such policies shall contain such additional endorsements as shall be reasonably required by the Secured Parties.

(o)       Mortgagee Waivers. The Debtor shall use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and the Debtor shall, in all instances, obtain signed acknowledgements of the Secured Parties’ Liens from bailees having possession of any of the Debtor’s Collateral that they hold such Collateral for the benefit of the Secured Parties pursuant to Section 9313(c) of the UCC.

(p)       Letters of Credit. If the Debtor is or becomes the beneficiary of a letter of credit, the Debtor shall promptly, and in any event within two business days after becoming a beneficiary, notify the Secured Parties thereof and enter into a tri-party agreement with the Secured Parties and the issuer or confirmation bank with respect to such Letter of Credit Rights assigning such Letter of Credit Rights to the Secured Parties and directing all payments thereunder to the Secured Parties, all in form and substance reasonably satisfactory to the Secured Parties.

(q)       Electronic Chattel Paper. The Debtor shall take all steps reasonably necessary to grant the Secured Parties control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(r)        Intellectual Property Matters. The Debtor shall notify the Secured Parties immediately if it knows or has reason to know (i) that any application or registration relating to any of its Intellectual Property that is material to the operation of its business may become abandoned or dedicated, or (ii) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Debtor’s ownership of any Intellectual Property that is material to the operation of its business, its right to register the same, or to keep and maintain the same.

(s)       Intellectual Property Applications. In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Secured Parties prior written notice thereof, and, upon request of the Secured Parties, the Debtor shall execute and deliver any and all security documents as the Secured Parties may reasonably request to evidence the Secured Parties’ Lien on such Intellectual Property and the general intangibles of the Debtor relating thereto or represented thereby. The Debtor hereby authorizes the Secured Parties to amend this Agreement (without any further action or consent from the Debtor) to include any such patent, trademark or copyright as Collateral hereunder.

(t)        Intellectual Property Abandonment. The Debtor shall take all actions reasonably necessary or requested by the Secured Parties to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of its Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Secured Parties shall reasonably determine that such Intellectual Property is not material to the conduct of its business.

(u)       Protection of Intellectual Property. In the event that any of the Debtor’s Intellectual Property is infringed upon, or misappropriated or diluted by a third party, the Debtor shall notify the Secured Parties promptly after the Debtor learns thereof. The Debtor shall, unless the Secured Parties shall reasonably determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue for, and seek recovery of any and all damages resulting from such infringement, misappropriation or dilution, and shall take such other actions as the Secured Parties shall deem necessary under the circumstances to protect such Intellectual Property.

(v)       Chattel Paper. The Debtor shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of Chattel Paper and Documents not in the possession of the Secured Parties having a value in excess of $10,000 a legend satisfactory to the Secured Parties indicating that such Chattel Paper is subject to the security interest granted hereby.

(w)      Limitation on Filing of Financing Statements. The Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Parties and agrees that it will not do so without the prior written consent of the Secured Parties, subject to the Debtor’s rights under Section 9509(d)(2) of the UCC.

5.	Event of Default; the Secured Parties’ Appointment as Attorney-in-Fact.

(a)       Event of Default. For purposes of this Agreement, the occurrence of any one of the following events (each, an “Event of Default”) shall constitute a default hereunder and under the Note:

(i)        The Debtor’s failure to pay or discharge the Obligations in full in accordance with the terms of the Note;

(ii)       A material breach of any material representation or warranty made by the Debtor under the Purchase Agreement as of the date thereof to the Secured Parties in connection herewith or any other document or instrument entered into between the Debtor and any Secured Party.

(iii)      The Debtor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement, the Note or the Purchase Agreement and such failure shall continue for 15 business days after the earlier of (i) the Debtor’s written acknowledgement of such failure and (ii) written notice by the Secured Parties to the Debtor of such failure.

(iv)      The insolvency of the Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor.

(v)	A default shall occur under the Note or the Purchase Agreement.

(b)       Powers. The Debtor hereby appoints each Secured Party and any officer or agent of each such Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Parties’ discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Parties shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i)        to pay or discharge any taxes or Liens levied or placed on or threatened against the Collateral;

(ii)       to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Parties or as the Secured Parties direct;

(iii)      to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv)      to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v)       to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi)      to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Parties may deem appropriate;

(vii)     to assign any patent right included in the Collateral of the Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Parties shall in their sole discretion determine; and

(viii)    generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Parties’ option and the Debtor’s expense, any actions which the Secured Parties deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ Liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Parties were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Parties shall lawfully do or cause to be done in accordance with this Section 5. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(c)       No Duty on the Secured Parties’ Part. The powers conferred on the Secured Parties by this Section 4 are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Secured Parties nor any of their respective officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6.         Performance by the Secured Parties of the Debtor’s Obligations. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Parties perform or comply, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties on demand and shall constitute Obligations secured by this Agreement.

7.         Remedies. If an Event of Default has occurred and is continuing, the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as the Secured Parties may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the

Collateral or the rights of the Secured Parties under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Parties may elect, and only after such application and after the payment by the Secured Parties of any other amount required by any provision of law, need the Secured Parties account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by the Secured Parties of any of their respective rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency. In furtherance of the Secured Parties’ rights hereunder, the Debtor hereby grants to the Secured Parties an irrevocable, non-exclusive license (exercisable without royalty or other payment by the Secured Parties) to use, license or sublicense any patent, trademark, tradename, copyright or other Intellectual Property in which the Debtor now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored.

8.         Limitation on Duties Regarding Preservation of Collateral. Each Secured Party’s sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account. Neither the Secured Parties nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so other than as a result of the gross negligence or willful misconduct of the same or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

9.         Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

10.       No Waiver; Cumulative Remedies. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11.       Termination of Security Interest. Upon satisfaction of the Debtor’s obligations pursuant to the Note, or conversion of the Note into shares of the Company’s equity securities pursuant to the terms of the Note, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Parties shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

12.	Miscellaneous.

(a)       Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12(a) shall be binding upon the Parties and their respective successors and assigns.

(b)       Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Parties and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(d)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)        Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(g)       Payments Free of Taxes, Etc. All payments made by the Debtor under this Agreement shall be made by the Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Secured Parties, the Debtor shall furnish evidence satisfactory to the Secured Parties that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)        Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

[Signature Page Follows]

The Debtor and the Secured Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

MTI MICROFUEL CELLS INC.

By:
Name:
Title:
Address:
Facsimile Number:

SECURED PARTIES:

By:
Name:
Title:
Address:
Facsimile Number:
By:
Name:
Title:
Address:
Facsimile Number:

EXHIBIT A

Name/Address and Facsimile Number of Secured Parties	Original Principal Amount of Note

[____________________]	[____________________]

[____________________]	[____________________]

Schedule A

Location of Equipment and Inventory

All Equipment and Inventory, except for a molding machine located at a vendor in Portugal, is located at Debtor’s facilities located at 431 New Karner Road, Albany, NY 12205.

Schedule B

Instruments, letter-of-credit rights, Electronic Chattel paper and Chattel Paper

Cash in bank accounts.